UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013 (July 11, 2013)

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

214-932-6600

(Registrant’s telephone number, including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Keith Cargill currently serves as President, Chief Operating Officer and Chief Lending Officer of Texas Capital Bank, N.A. (“TCB”), and will serve as Chief Executive Officer of TCB and Chief Operating Officer of Texas Capital Bancshares, Inc. (the “Company”) effective as of June 11, 2013 and as President and Chief Executive Officer of the Company effective as of January 1, 2014. The Company and Mr. Cargill have entered into an Amended and Restated Executive Employment Agreement dated July 11, 2013 (the “Amended Agreement”) to set forth the terms of Mr. Cargill’s continued employment. The Amended Agreement has a three-year initial term and is automatically renewable for successive one-year terms, unless terminated. Under the Amended Agreement, Mr. Cargill received an increase in base compensation.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Amended and Restated Executive Employment Agreement dated July 11, 2013, between Texas Capital Bancshares, Inc. and Keith Cargill

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2013	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Amended and Restated Executive Employment Agreement dated July 11, 2013, between Texas Capital Bancshares, Inc. and Keith Cargill